United States
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT


                 PURSUANT  TO  SECTION  13  OR  15(D)  OF  THE
                         SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported):
                                January 31, 2002

                        Commission File Number:  0-25891



                             MARKETCENTRAL.NET CORP
              -----------------------------------------------------
      (Exact  Name  of  Registrant  as  Specified  in  its  Charter)



               TEXAS                                   76-0270330
(State  or  other  Jurisdiction  of  Incorporation)    (I.R.S.
                                                        Employer
                                                        Identification  No.)

6401 South Boston Street, Villa Q 205, Englewood, CO      80111
(Address  of  principal  executive  offices)           (Zip  Code)


Registrant's  telephone  number,  including  area  code:  (720)  489-1315

Securities  registered  pursuant  to  Section  12(b)  of  the  Act:  None

Securities  registered  pursuant  to  Section  12(g)  of  the  Act: Common Stock

Item  5.

     Pursuant to a Securities Purchase Agreement entered into on January 31, 2002, between MarketCentral.net Corp (the "Company") and four institutional investors, the Company received $250,000 from the investors from the sale of the Company's 12% secured convertible debentures and the Company also issued warrants to purchase an aggregate of up to 500,000 shares of the Company's common stock. The terms of the debentures provide for full payment on or before January 31, 2003, with interest of 12% per annum, which may be converted at any time at the lesser of (i) $.075 or (ii) the average of the lowest three (3) trading prices during the 20 trading days immediately prior to the date the conversion notice is sent, divided by two. The terms of the warrants entitle each investor to purchase shares of the Company's common stock at a price equal to the lesser of (i) $.057 and (ii) the average of the lowest three (3) trading prices during the twenty (20) trading days immediately prior to exercise. Under a related registration rights agreement, the Company agreed to register all of the shares underlying such convertible debentures and warrants on a registration statement on Form SB-2 to be filed with the Securities and Exchange Commission. The actual number of shares of common stock issuable upon conversion of the debentures and exercise of the related warrants is indeterminate, is subject to adjustment and could depend on factors which cannot be predicted by the Company at this time including, among other factors, the future market price of the common stock and the anti-dilution provisions contained in the agreement.


      Under the terms of the debentures and the related warrants, the debentures are convertible and the warrants are exercisable by the holder only to the extent that the number of shares of common stock issuable pursuant to such securities, together with the number of shares of common stock owned by such holder and its affiliates (but not including shares of common stock underlying unconverted shares of debentures or unexercised portions of the warrants) would not exceed 4.9% of the then outstanding common stock as determined in accordance with Section 13(d) of the Exchange Act. This limitation may be waived by the investors upon 61 days notice to the Company.

      The Securities Purchase Agreement also places certain restrictions on the Company's ability to obtain additional financing. The agreement prohibits the Company until the later of 270 days from the date of closing or 180 days from the date of an effective registration statement from obtaining financing which would involve the issuance of additional common stock without first obtaining the consent of the investors. In addition, the Company is prohibited from entering into any financial arrangements which would involve the issuance of common stock for a period of two (2) years from the date the registration statement becomes effective, without first giving the investors the opportunity to purchase an equal number of shares of common stock to maintain their equity position with the Company.

      As of February 6, 2002, (i) $250,000 of the debentures have been issued, none of which have been converted, and (ii) 500,000 warrants have been issued, none of which have been exercised. Pursuant to the terms of the Securities Purchase Agreement, upon a registration statement being declared effective by the SEC and upon the satisfaction of additional conditions by the Company, an additional $250,000 of debentures and 500,000 warrants will be issued to the investors.

EXHIBITS                                DESCRIPTION
---------                             -----------------

10.1  Securities Purchase Agreement dated January 31, 2002

10.2  Form of Stock Purchase Warrant dated January 31, 2002

10.3  Form  of  Secured  Convertible Debenture dated January 31, 2002

10.4  Security  Agreement dated January 31, 2002

10.5  Form of  Registration  Rights Agreement dated January 31, 2002

                                   Signatures

      Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the date indicated.

                                           MARKETCENTRAL.NET,  CORP.

Dated:  February  6,  2002
                                           By:  /s/  Paul  Taylor
                                              -------------------
                                                   Paul  Taylor
                                                   Chairman,  Chief  Executive
                                                   Officer  and  Director